                                                         Exhibit 23.1




                         INDEPENDENT AUDITOR'S CONSENT







        We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement No. 33-62395 of Vornado Realty Trust on Form S-3 of our report dated March 9, 1995 (March 15, 1995 as to Note 17), appearing in the Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.



/s/ Deloitte & Touche LLP
------------------------------
DELOITTE & TOUCHE LLP

New York, New York
December 20, 1995